Exhibit 10.9

Deed of Access, Indemnity and Insurance

Benitec Biopharma Limited

The party listed in the Schedule

Table of contents

1.	Definitions and interpretation	1

2.	Company Books	5

3.	Officer’s indemnity	7

4.	Insurance	11

5.	Payment of Legal Costs for proceedings against D&O insurer	12

6.	Payments	13

7.	Independent professional advice	14

8.	Notices	14

9.	GST	14

10.	General provisions	15

Schedule 1		17
The Officer		17

i	Deed of Access, Indemnity and Insurance

Title	Deed of Access, Indemnity and Insurance

Date

Parties	Benitec Biopharma Limited (ACN 068 943 662) of F6A/1-15 Barr Street, Balmain, NSW, 2041, Australia (Company)

The party listed in the Schedule in the party’s capacity as a director, secretary or public officer (Officer)

Recitals

A	The Officer has been appointed as a director of the Company or a Related Body Corporate.

B	The Company wishes, amongst other things, to give the Officer access to certain documents and indemnify and insure the Officer on the terms of this Deed.

C	To the extent that the benefits given to the Officer under this Deed are financial benefits, the parties consider them to be reasonable in the circumstances of the Company.

D	Nothing in this Deed is intended to replace or reduce the Officer’s duties to the Company or a Related Body Corporate under any law.

Operative provisions

1.	Definitions and interpretation

Definitions

1.1	In this Deed unless the context requires otherwise:

Access Period means the time on and from the Appointment Date and ending on the later of:

(a)	seven years after the Cessation Date; or

(b)	where an Action is commenced prior to the date referred to in paragraph (a), the date of final determination of the Action.

ACL means the Australian Consumer Law, schedule 2 to the CCA as implemented under Commonwealth, State and Territory laws.

Action means any actual, threatened or reasonably apprehended action, proceeding, investigation, inquiry, examination, subpoena, notice to produce a document, notice requiring disclosure of information or hearing (whether criminal, civil, administrative or judicial) brought against, involving or likely to involve the Officer in the Officer’s capacity as a director, secretary or public officer of the Company or a Related Body Corporate.

Appointment Date means the date of appointment of the Officer as a director, secretary or public officer of the Company or a Related Body Corporate.

Appointment Period means the period on and from the Appointment Date to the Cessation Date.

1	Deed of Access, Indemnity and Insurance

APRA means the Australian Prudential Regulation Authority.

ASIC means the Australian Securities and Investments Commission.

ASX means the Australian Securities Exchange.

Authority means:

(a)	APRA, ASIC, ASX and any other commissions, tribunals or regulatory agencies;

(b)	a department of any Government Agency;

(c)	a public authority;

(d)	an instrumentality agent or appointee of the Crown in right of the Commonwealth, in right of a State or in right of a Territory or the equivalent of any of them in any other jurisdiction; and

(e)	any other body exercising statutory or prerogative power.

Board means the board of directors of the Company or a Related Body Corporate of which the Officer is or has been a director, secretary or public officer.

Board Papers means all documents given or made available to the Board or tabled at meetings of the Board (including, without limitation, board papers, submissions, minutes, letters, board committee and sub-committee papers) and any other documents in the possession of the Company or a Related Body Corporate which are referred to (directly or by implication) in those documents.

Business Day means a day that is not a Saturday, Sunday, a public holiday or bank holiday in Sydney.

CCA means the Competition and Consumer Act 2010 (Cth).

Cessation Date means the date on which the Officer ceases to be a director, secretary or public officer of the Company or a Related Body Corporate provided that the Officer is deemed not to have ceased to be a director, secretary or public officer where the Officer resigns by rotation at a general meeting under the Constitution and is re-elected at that meeting.

Company Books means registers, financial reports and records, documents, other records of information and Board Papers of the Company or a Related Body Corporate.

Constitution means the constitution of the Company or a Related Body Corporate.

Control has the meaning given in the Corporations Act and Controlled has a corresponding meaning.

Controller has the meaning given in the Corporations Act.

Corporations Act means the Corporations Act 2001 (Cth).

D&O Insurance means an insurance policy provided by and maintained with a reputable insurance company for the benefit of (amongst others) the Officer and reasonably acceptable to the Officer which insures the Officer against liability for acts or omissions of the Officer in the Officer’s capacity (or, as the case may be, former capacity) as a director, secretary or public officer of the Company or a Related Body Corporate other than a liability referred to in section 199B of the Corporations Act.

2	Deed of Access, Indemnity and Insurance

Deed means this Deed of Access, Indemnity and Insurance.

Excluded Liability means a Liability which the Company is prohibited by law (including section 199B of the Corporations Act) from insuring against.

External Administrator means a liquidator, provisional liquidator, Controller or an administrator.

Government Agency means:

(a)	a government, whether foreign, federal, state, territorial or local or a department, office or minister of a government acting in that capacity; or

(b)	a commission, delegate, instrumentality, agency, board, or other government, semi-government, judicial, administrative, monetary or fiscal body, department, tribunal, entity or authority, whether statutory or not, and includes any self-regulatory organisation established under statute or any stock exchange.

Liability means a liability, whether actual or contingent, present or future, quantified or unquantified.

Legal Costs means a Liability comprising legal costs or expenses.

Related Body Corporate means a related body corporate of the Company within the meaning of sections 9 and 50 of the Corporations Act.

Tax means:

(a)	a tax, levy, charge, impost, deduction, withholding or duty of any nature (including stamp and transaction duty and GST) at any time imposed or levied by any Government Agency or required to be remitted to, or collected, withheld or assessed by, any Government Agency; and

(b)	any related interest, expense, fine, penalty or other charge on those amounts;

and includes any amount that a person is required to pay to another person on account of that other person’s liability for Tax.

Third Party means a person other than the Company or a Related Body Corporate and includes an insurer.

Interpretation

1.2	In this Deed:

(a)	unless the context otherwise requires, a reference:

(i)	to the singular includes the plural and vice versa;

(ii)	to a gender includes all genders;

(iii)	to a document (including this Deed) is a reference to that document (including any schedules and annexures) as amended, consolidated, supplemented, novated or replaced;

(iv)	to an agreement includes any undertaking, representation, deed, agreement or legally enforceable arrangement or understanding whether written or not;

3	Deed of Access, Indemnity and Insurance

(v)	to parties means the parties to this Deed and in whose favour this Deed is given and to a party means a party to this Deed or in whose favour this Deed is given;

(vi)	to an item, recital, clause, schedule or annexure is to an item, recital, clause, schedule or annexure of or to this Deed;

(vii)	to a notice means all notices, approvals, demands, requests, nominations or other communications given by one party to another under or in connection with this Deed;

(viii)	to a person (including any party) includes a reference to an individual, company, other body corporate, association, partnership, firm, joint venture, trust or Government Agency as the case requires;

(ix)	to a person (including any party) includes the person’s successors, permitted assigns, executors and administrators;

(x)	to a law:

(A)	includes a reference to any constitutional provision, subordinate legislation, treaty, decree, convention, statute, regulation, rule, ordinance, proclamation, by-law, judgment, rule of common law or equity or rule of any applicable stock exchange;

(B)	is a reference to that law as amended, consolidated, supplemented or replaced; and

(C)	is a reference to any regulation, rule, ordinance, proclamation, by-law or judgment made under that law;

(xi)	to liquidation includes official management, appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding-up, dissolution, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or any similar procedure or, where applicable, changes in the constitution of any partnership or person, or death;

(xii)	to a body, other than a party to this Deed (including, without limitation, an institute, association or authority), whether statutory or not:

(A)	which ceases to exist; or

(B)	whose powers or functions are transferred to another body;

(C)	is a reference to the body which replaces it or which substantially succeeds to its powers or functions;

(xiii)	to proceedings includes litigation, arbitration and investigation;

(xiv)	to a judgment includes an order, injunction, decree, determination or award of any court or tribunal;

(xv)	the word including or includes means including, but not limited to, or includes, without limitation;

(b)	where a word or phrase is defined, its other grammatical forms have a corresponding meaning;

4	Deed of Access, Indemnity and Insurance

(c)	headings are for convenience only and do not affect interpretation;

(d)	if a payment or other act must (but for this clause) be made or done on a day which is not a Business Day, then it must be made or done on the next Business Day;

(e)	if a period occurs from, after or before a day or the day of an act or event, it excludes that day; and

(f)	all references to time are to Sydney, New South Wales, Australia time.

1.3	If there is any conflict or inconsistency between the provisions of this Deed and the terms of engagement of the Officer as a director, secretary or public officer of the Company or a Related Body Corporate, this Deed prevails to the extent of the conflict or inconsistency.

2.	Company Books

Right of access

2.1	The rights of access to and taking copies of the Company Books that the Officer has under the Corporations Act are acknowledged by the Company and the Company agrees to extend those rights by extending the authorised purposes of those rights to:

(a)	the purpose of any investigation or inquiry by any Authority or External Administrator:

(i)	into the affairs of the Company or a Related Body Corporate during the time that the Officer is or was an Officer of the Company or the Related Body Corporate; or

(ii)	relating to, arising out of or in any way connected to an Action; or

(b)	any other proper purpose relevant to the Director’s present or former capacity as a director of the Company or a Related Body Corporate and approved by the Board or the Board’s delegate.

Access to Company Books

2.2	Subject to clause 2.3, during the Access Period, the Company must:

(a)	upon receiving reasonable notice from the Officer (specifying the reason for the request), allow the Officer or a legal representative of the Officer at no cost to the officer access to those Company Books that relate to the Officer’s Appointment Period:

(i)	at any time during business hours; or

(ii)	at a reasonable time outside business hours by agreement between the Company and the Officer; and

(iii)	at the Company’s registered office, or at a time and place otherwise agreed between the Company and the Officer;

(b)	at the Officer’s reasonable request, provide to the Officer at no charge copies of Company Books that relate to the Officer’s Appointment Period; and

(c)	procure each Related Body Corporate to do what is required under clauses 2.2(a) and 2.2(b).

5	Deed of Access, Indemnity and Insurance

Access by an Officer’s legal representatives under this clause 2.2 is subject to those advisers agreeing to maintain confidentiality under clause 2.6(a).

Access after Cessation Date

2.3	Unless the Board agrees otherwise, during the Access Period after the Cessation Date the Officer will have the right to access, and take copies of, Company Books under clause 2.2 only if:

(a)	the Officer is, or is likely to be, defending or appearing in an Action; and

(b)	the Officer requests access to Company Books solely for the purpose of obtaining advice for, defending or preparing to defend, or appearing or preparing to appear in that Action.

Obligation to retain

2.4	During the Access Period, the Company must keep (and must procure each Related Body Corporate to keep):

(a)	a complete set of Board Papers that relate to the Appointment Period; and

(b)	Company Books other than Board Papers under the ordinary course document management policies of the Company or a Related Body Corporate, as applicable.

Maintenance of Company Books

2.5	The Company and any Related Body Corporate of which the Officer is or has been a director, secretary or public officer must:

(a)	keep Company Books in chronological order and store them in a secure place;

(b)	nominate a person responsible for safe custody and retention of Company Books;

(c)	have document management policies in place and ensure compliance with such policies; and

(d)	on the Officer’s written request, inform the Officer about the Company’s document management policies and system.

Confidentiality undertakings by the Officer

2.6	The Officer agrees:

(a)	to keep confidential the Company Books except that the Officer may, subject to clause 2.7, disclose:

(i)	the Company Books to the Officer’s lawyers and expert advisers and only for the purpose for which access was originally given to the Officer or to the extent necessary to obtain advice for, defend or prepare to defend, or appear or prepare to appear in any Action;

(ii)	those parts of the Company Books which are relevant to an Action in which the Officer is a party, to the other parties to the Action where this is necessary for the purposes of the Action;

(iii)	the Company Books as required by law;

(iv)	information in the Company Books that is available publicly otherwise than because the Officer contravened this Deed;

(v)	the Company Books to the Officer’s insurers in connection with effecting, maintaining or complying with the terms of an insurance policy;

6	Deed of Access, Indemnity and Insurance

provided that, in respect of paragraphs (i), (ii) and (v) the recipient has agreed to maintain confidentiality in a manner acceptable to the Company;

(b)	to use the Company Books to which access has been given only for the requested purpose; and

(c)	where the Officer proposes to disclose the Company Books to a Third Party under clause 2.6(a), the Officer will inform the Company of the Officer’s intentions to do so and the Officer will use his or her best endeavours to ensure that the Company Books are only disclosed under any lawful confidentiality restrictions required by the Company.

Notification of privileged documents

2.7	If access is given under this clause 2, in respect of any Company Books which are the subject of legal professional privilege in favour of the Company or a Related Body Corporate, the Company must notify the Officer:

(a)	that a document to which the Officer is to be given or has been given access is the subject of legal professional privilege in favour of the Company or a Related Body Corporate; and

(b)	of the general nature of acts, omissions or conduct that could cause that privilege to be waived, extinguished or lost.

Legal professional privilege

2.8	The Officer’s right to access and take copies of Company Books under this Deed extends to documents and information to which legal professional privilege attaches in respect of the Company or a Related Body Corporate, except for advice obtained by the Company or a Related Body Corporate in relation to an Action by the Company or a Related Body Corporate against the Officer.

2.9	Where any Company Book contains documents or information to which legal professional privilege in respect of the Company or a Related Body Corporate attaches, the disclosure of such documents or information to the Officer is not a waiver of such legal professional privilege.

2.10	The Officer must not do anything to waive the legal professional privilege in respect of the Company or a Related Body Corporate, or cause it to be waived, without the prior written consent of the Company or the Related Body Corporate as the case may be.

Return of documents

2.11	On request from the Company, the Officer agrees to return (and procure that their advisers return) to the Company all copies of Company Books for which Access Rights were granted when the permitted purpose has finished. This applies even after the Access Period has ended.

3.	Officer’s indemnity

Liabilities other than Legal Costs

3.1	To the maximum extent permitted by law, the Company agrees to indemnify and keep indemnified the Officer against any Liability (other than Legal Costs, which are dealt with in

7	Deed of Access, Indemnity and Insurance

clause 3.2) in connection with their role as an officer of the Company or a Related Body Corporate, other than Liability against which the Company is precluded by law from indemnifying the Officer, including:

(a)	a Liability owed to the Company or a Related Body Corporate;

(b)	a Liability for a pecuniary penalty order under section 1317G or a compensation order under section 961M, 1317H, 1317HA or 1317HB, of the Corporations Act;

(c)	a Liability that is owed to someone other than the Company or a Related Body Corporate and did not arise out of conduct in good faith; or

(d)	a Liability to pay a pecuniary penalty under section 76 of the CCA for a contravention of a provision of Part IV of the CCA; or

(e)	a Liability to pay a pecuniary penalty under section 224 of the ACL.

Legal Costs

3.2	To the maximum extent permitted by law, the Company agrees to indemnify and keep indemnified the Officer against Legal Costs, not limited to taxed costs, incurred by the Officer as an officer of the Company or a Related Body Corporate, including Legal Costs incurred:

(a)	in defending or resisting an Action where the outcome of the Action is not yet known; and

(b)	in responding to actions taken by ASIC, ASX or any other commissions, tribunals and regulatory agencies, or a liquidator as part of an investigation before commencing an Action for a court order,

but otherwise excluding Legal Costs incurred:

(c)	in defending or resisting an Action where the outcome of the Action is that the Officer is found to have a Liability for which the Officer could not be indemnified under clause 3.1;

(d)	in defending or resisting criminal Action where the outcome of the Action is that the Officer is found guilty;

(e)	in defending or resisting an Action brought by ASIC, ASX or any other commissions, tribunals and regulatory agencies, or a liquidator, for a court order where the outcome of the Action is that the grounds for making the order are found by the court to have been established;

(f)	in connection with an Action for relief to the Officer under the Corporations Act where the outcome of the Action is that the court denies relief; or

(g)	in defending or resisting an Action in which the Officer is found to have a Liability to pay a pecuniary penalty under:

(i)	section 76 of the CCA for a contravention of a provision of Part IV of the CCA; or

(ii)	section 224 of the ACL.

3.3	For the purposes of clause 3.2, the outcome of an Action is the outcome of the Action and any appeal in relation to the Action.

8	Deed of Access, Indemnity and Insurance

Limitations

3.4	Notwithstanding any other provisions of this clause 3, the indemnities in this clause 3 will only apply to the extent that the Officer is not entitled to be indemnified by a Third Party and is not actually indemnified by a Third Party.

3.5	If the Company reasonably believes the Officer has not complied with the Officer’s obligations under clause 3.11, the Company will not be liable, and the Officer may not make a claim, under the indemnities in clauses 3.1 and Error! Reference source not found. to the extent that the Liabilities or Legal Costs, as applicable, were increased as a result of that non-compliance.

3.6	Payment under clause 6.4 for costs referred to in clause 3.2 will only be made in circumstances where the Officer instigated a civil Action where the Officer reasonably believes, based on legal advice, that the Officer has a duty to instigate the civil Action or will or may expose himself or herself or the Company ti damage or loss as a result of not doing so or:

(a)	if the Company acting reasonably and in good faith has first agreed in writing to the instigation of the Action; and

(b)	any reasonable terms and conditions notified by the Company to the Officer in relation to the Action, or the conduct of it, have been complied with by the Officer.

3.7	Nothing in this Deed obliges the Company to indemnify the Officer or to make an advance or loan in respect of a liability for Legal Costs incurred by the Officer in defending or resisting an Action:

(a)	brought or made against the Officer by the Company or a Related Body Corporate; or

(b)	brought or made by the Officer against the Company or a Related Body Corporate.

Nature of indemnity

3.8	Subject to clauses 3.4 to 3.7, the indemnities in this clause 3:

(a)	are unconditional, unlimited and continuing;

(b)	indemnify each Officer despite that Officer ceasing to hold any position in the Company or a Related Body Corporate; and

(c)	are not to be taken to be wholly or partially discharged by payment of any amounts under this Deed or by any other matter.

3.9	The indemnities in this clause 3 are in addition to any indemnity contained in the Constitution and if there is any inconsistency between the indemnities in this clause 3 and any indemnity contained in the Constitution, the indemnities in this clause 3 will prevail to the extent of any inconsistency.

3.10	It is not necessary for the Officer to incur an expense or make payment before enforcing a right of indemnity under this Deed.

Obligations of the Officer

3.11	The Officer must:

(a)	give notice to the Company promptly after becoming aware of any Action or circumstances that could give rise to a claim under this clause 3;

9	Deed of Access, Indemnity and Insurance

(b)	take all reasonable steps (except commencing litigation) to enforce the Officer’s rights against any insurer or any other person who may be liable to indemnify the Officer in respect of an amount which could give rise to a claim under this clause 3;

(c)	take any action that the Company reasonably requests to avoid or mitigate any Liability which could give rise to a claim under this clause 3;

(d)	not admit Liability in respect of or settle any Action (which may give rise to claim under this clause 3) without the prior written consent of the Company, which consent must not be unreasonably withheld;

(e)	notify the Company immediately of any offer of settlement or compromise received from a person making a Claim;

(f)	upon request by the Company, provide all reasonable assistance and co-operation to the Company or a Related Body Corporate or its or their insurers in connection with any Action (including providing the Company or a Related Body Corporate or its or their insurers with any documents, authorities or directions that the Company or a Related Body Corporate or its or their insurers reasonably require for the prosecution of any claim in connection with an Action); and

(g)	upon request by the Company, provide all reasonable assistance to enable the Company or a Related Body Corporate or its or their insurers (so far as it is possible) to be subrogated to and enjoy the benefit of the Officer’s rights against any Third Party in relation to an Action or any claim in connection with an Action.

Notification of an Action

3.12	The Company will promptly notify the Officer of any Action anticipated, threatened or commenced against the Company or a Related Body Corporate if such Action may involve the Officer or result in a claim against the Officer.

3.13	The Company will promptly provide the Officer with a copy of any documentation in the possession of the Company or a Related Body Corporate that relates to an Action referred to in clause 3.12, unless doing so may be against the Company’s interests.

Conduct of an Action

3.14	If the Officer has given notice to the Company under clause 3.11(a) and the Company admits liability to indemnify the Officer under this clause 3, the Company or the Related Body Corporate as the case may be may or must, if required by the Officer, manage the conduct or defence of that Action, including settling the Action subject to the Officer’s written consent and instigating proceedings in the Officer’s name as part of the defence of that Action.

3.15	If the Company acts under clause 3.14, the Company may manage and control the conduct of the Claim but must:

(a)	do so at the cost of the Company or its insurers; and

(b)	take reasonable steps to protect the reputation of the Director to the extent practicable.

3.16	In those circumstances, the Company agrees to instruct its lawyers on behalf of both the Company and the Officer.

10	Deed of Access, Indemnity and Insurance

4.	Insurance

General

4.1	To the maximum extent permitted by law, the Company must:

(a)	maintain D&O Insurance for the duration of the Access Period;

(b)	ensure that from the Cessation Date and until the last day of the Access Period the terms of the D&O Insurance are not materially less favourable to the Officer than the terms of the D&O Insurance in place at the end of the Appointment Period; and

(c)	pay all premiums for the D&O Insurance.

4.2	If the Company does not pay a premium for the D&O Insurance, the Officer may pay the premium. To the maximum extent permitted by law, the Company must reimburse the Officer for the payment of the premium and any costs related to such payment immediately after provision by the Officer of satisfactory evidence of making such payment and/or incurring such costs.

Details of D&O Insurance

4.3	If requested by the Officer, the Company must, as soon as practicable following receipt by the Company, provide the Officer with a copy of:

(a)	each certificate of currency in respect of the D&O Insurance issued from time to time by the Company’s insurance company or broker;

(b)	the D&O Insurance document; and

(c)	any other document relating to the D&O Insurance.

4.4	The Company agrees to:

(a)	use reasonable endeavours not to do or permit to be done anything which prejudices, and promptly rectify anything which might prejudice, cover under the D&O Insurance;

(b)	notify the Officer if, for any reason, the D&O Insurance is cancelled; and

(c)	give the Officer a reasonable opportunity to pay the premium for the Excluded Liability if insurance for the Excluded Liability is otherwise available under the insurance policy and it is lawful for the Officer to pay the premium.

4.5	The Officer agrees:

(a)	to do anything the Company reasonably requires to enable the Company to take out and maintain the D&O Insurance at the Company’s expense;

(b)	to comply at all times with the Officer’s obligations under the D&O Insurance, including reporting claims, and circumstances which could give rise to a claim; and

(c)	if the insurance policy provides cover for an Excluded Liability and it is lawful for the Officer to do so, to comply with a request from the Company to pay that part of the premium under the D&O Insurance, relating to the Excluded Liability.

11	Deed of Access, Indemnity and Insurance

5.	Payment of Legal Costs for proceedings against D&O insurer

Payment of Legal Costs

5.1	Subject to clauses 5.2 and 5.3, the Company will, to the maximum extent permitted by law, pay any Legal Costs reasonably incurred by the Officer in connection with proceedings brought by the Officer against the insurer under any D&O Insurance obtained or maintained under clause 4, in respect of a claim made by the Officer under the D&O Insurance, where the insurer disputes that claim, on such terms as the Company reasonably requires including as to security to be provided by the Officer.

Officer’s obligations

5.2	In order to be entitled to the indemnity under clause 5.1, the Officer must:

(a)	before seeking payment of Legal Costs under clause 5.1:

(i)	give the Company prior written notice that the Officer is bringing the proceedings; and

(ii)	obtain written advice from a senior counsel, that the proceedings may be pursued with reasonable prospects of success and provide that advice to the Company;

(b)	give the Company all available details of the claim and the proceedings, in relation to which cover under the D&O Insurance is being sought;

(c)	keep the Company fully informed at all times about the conduct of the proceedings (including any negotiations to settle it);

(d)	give the Company any document or information relating to the claim or the proceedings requested by the Company;

(e)	do anything reasonably requested by the Company in relation to the conduct of the proceedings;

(f)	immediately notify the Company of any offer of settlement of the proceedings received from or on behalf of the insurer; and

(g)	so far as practical, comply with clause 3.11(d) in relation to any counterclaim or cross-claim by the insurer.

Review of commitment

5.3	The Company may at any time during the course of the proceedings referred to in clause 5.1 obtain, from the lawyers who are conducting the proceedings, a reassessment of the merits of the proceedings. If the prospects of the Officer succeeding against the insurer are assessed to have substantially deteriorated, the Company may review its commitment to continue to pay Legal Costs incurred by the Officer and may compromise the proceedings upon such terms as the solicitors or counsel may recommend, subject to indemnifying the Officer in respect of any adverse costs order.

12	Deed of Access, Indemnity and Insurance

6.	Payments

Payment on demand

6.1	The Company must pay an amount due under this Deed on demand from time to time by the Officer within 30 days of the date which the Officer provides evidence to the Company of the Liability or cost and the fact that the amount is due and payable.

No deduction or withholding

6.2	All money payable by the Company under this Deed must be paid unconditionally and in full without demand, set off, withholding, counterclaim or deduction.

Method of payment

6.3	All payments by the Company under this Deed must be made:

(a)	not later than 11 am on the due date for payment; and

(b)	to the account specified by the Officer;

or in any other manner as the Officer may notify the Company.

Legal Costs

6.4	As it may take time to determine whether the Officer is entitled to be indemnified under this Deed, pending the final outcome, at the Officer’s request, and to the maximum extent permitted by law, the Company must either, at its election, pay on behalf of the Officer or lend to the Officer the amount necessary to meet reasonable Legal Costs incurred by the Officer in defending or otherwise being represented in connection with, a Claim. The Officer must provide evidence satisfactory to the Company that the Legal Costs are due and payable by the Officer. Amounts payable under this clause 6.4:

(a)	are payable on such reasonable terms as the Company determines;

(b)	do not include Legal Costs for which it would not be possible to be indemnified under this Deed;

(c)	must be reasonable in the circumstances of the Company; and

(d)	must be repaid if required under clause 6.5.

Repayment of amounts paid

6.5	Where the Company has paid any amount under clauses 3, 6.1 or 6.4 to or on behalf of the Officer in connection with a Liability, the Officer agrees to repay such amount within 30 days after receiving a written request from the Company specifying the amount to be repaid, to the extent that:

(a)	the Liability is or becomes a Liability for which the Officer is not entitled to be indemnified under this Deed;

(b)	a court of competent jurisdiction determines that the Officer is not entitled to be indemnified by the Company for the Liability; or

(c)	the Officer is reimbursed by a Third Party for the Liability, or a Third Party satisfies the Liability directly.

13	Deed of Access, Indemnity and Insurance

7.	Independent professional advice

7.1	The Officer is, in furtherance of the Officer’s duties to the Company and any Related Body Corporate, entitled to obtain independent professional advice, and the Company must pay the reasonable costs of such advice if that advice is obtained under the guidelines adopted by the Board from time to time or the Board has given prior approval to the obtaining of the advice.

8.	Notices

Requirements

8.1	All notices must be:

(a)	in legible writing and in English;

(b)	addressed to the recipient at the address set out below or to any other address that a party may notify to the other:

to the Company:

Address:	F6A / 1-15 Barr Street Balmain, NSW 2061 Australia

Attention:	The Directors

to the Officer:

at the relevant address set out in Schedule 1.

(c)	signed by the party or, where the sender is a company, by an officer of that company or under the common seal of that company; and

(d)	sent to the recipient by hand or prepaid post (airmail if to or from a place outside Australia).

Receipt

8.2	Without limiting any other means by which a party may be able to prove that a notice has been received by the other party, a notice will be considered to have been received:

(a)	if sent by hand, when left at the address of the recipient; or

(b)	if sent by prepaid post, three days (if posted within Australia to an address in Australia) or 10 days (if posted from one country to another) after the date of posting,

but if a notice is served by hand, on a day that is not a Business Day, or after 5 pm (recipient’s local time) on a Business Day, the notice will be considered to have been received by the recipient at 9 am (recipient’s local time) on the next Business Day.

9.	GST

9.1	Terms defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) have the same meaning when used in this clause 9 unless expressly stated otherwise.

14	Deed of Access, Indemnity and Insurance

9.2	Unless expressly stated otherwise, any sum payable or amount used in the calculation of a sum payable under this Deed has been determined without regard to GST and must be increased, on account of any GST payable under this clause.

9.3	If any GST is payable on any taxable supply made under this Deed to the recipient by the supplier, the recipient must pay the GST to the supplier at the time of making payment of any consideration on which the GST is calculated and in the same manner as making payment of any consideration on which the GST is calculated.

9.4	The supplier must provide a tax invoice as a precondition for payment by the recipient of the GST.

9.5	If either party is required to pay, reimburse or indemnify the other for the whole or any part of any cost, expense, loss, liability or other amount that the other party has incurred or will incur in connection with this Deed, the amount must be reduced by the amount for which the other party (or representative member if this is not the other party) can claim an input tax credit, partial input tax credit, or other like offset.

9.6	This clause survives termination of this Deed.

10.	General provisions

Costs

10.1	The Company will pay the costs and expenses in relation to preparation, negotiation and execution of this Deed, as well as costs of its interpretation or enforcement.

Entire agreement

10.2	This Deed and any other documents referred to in this Deed or executed in connection with this Deed is the entire agreement of the parties about the subject matter of this Deed. No party has entered into this Deed relying on any representations made by or on behalf of the other, other than those expressly made in this Deed.

Further assurances

10.3	Each party must, at its own expense, whenever reasonably requested by the other party, promptly do or arrange for others to do, everything reasonably necessary or desirable to give full effect to this Deed.

Assignment

10.4	A party must not assign or otherwise transfer, create any charge, trust or other interest in, or otherwise deal in any other way with any of its rights under this Deed without the prior written consent of the other party.

Invalid or unenforceable provisions

10.5	If a provision of this Deed is invalid or unenforceable in a jurisdiction:

(a)	it is to be read down or severed in that jurisdiction to the extent of the invalidity or unenforceability; and

(b)	that fact does not affect the validity or enforceability of that provision in another jurisdiction or the remaining provisions.

15	Deed of Access, Indemnity and Insurance

Waiver and exercise of rights

10.6	A waiver by a party of a provision of or of a right under this Deed is binding on the party granting the waiver only if it is given in writing and is signed by the party or an officer of the party granting the waiver.

10.7	A waiver is effective only in the specific instance and for the specific purpose for which it is given.

10.8	A single or partial exercise of a right by a party does not preclude another exercise of that right or the exercise of another right.

10.9	Failure by a party to exercise or delay in exercising a right does not prevent its exercise or operate as a waiver.

Amendment

10.10	This Deed may be amended only by a document signed by all parties.

Counterparts

10.11	This Deed may be signed in counterparts and all counterparts taken together constitute one document.

Rights cumulative

10.12	The rights, remedies and powers of the parties under this Deed are cumulative and do not exclude any other rights, remedies or powers.

Governing law

10.13	This Deed is governed by the laws of New South Wales.

Jurisdiction

10.14	Each party irrevocably and unconditionally:

(a)	submits to the non-exclusive jurisdiction of the courts of New South Wales; and

(b)	waives, without limitation, any claim or objection based on absence of jurisdiction or inconvenient forum.

16	Deed of Access, Indemnity and Insurance

Schedule 1

The Officer

Name	Address
[Specify name]	[Specify person’s address]

17	Deed of Access, Indemnity and Insurance

Execution

Executed as a deed.

Signed by
Benitec Biopharma Limited
by a director and secretary/director:

Signature of director	Signature of director/secretary

Name of director (please print)	Name of director/secretary (please print)

Signed by
[Specify name]
in the presence of:

Signature of witness	Signature of [Specify name]

Name of witness (please print)

18	Deed of Access, Indemnity and Insurance